Exhibits 10.20

Carlisle Companies Incorporated
13925 Ballantyne Corporate Place, Suite 400
Charlotte, NC 28277
Phone:	704-501-1100
Fax:	704-501-1190

David A. Roberts

Chairman, President and Chief Executive Officer

CONFIDENTIAL

December 31, 2008

Mr. D. Christian Koch

700 Biyun Road

Green Villas D-17

Pudong, Shanghai, PRC 201206

Dear Chris:

I am pleased to offer you employment as President of Carlisle Industrial Brake and Friction (the “Company”).  This letter sets forth the terms and conditions of your employment.

1.             Employment and Position.  Your employment will commence January 1, 2009, (the “Employment Date”).  You will be employed on a full-time basis as President of Carlisle Industrial Brake and Friction reporting to me as acting Group President of the Specialty Products segment.  You will be responsible for all operations and activities of Carlisle Industrial Brake and Friction, and such other duties as I may reasonably determine.  In this position, you will physically reside in the Bloomington, Indiana area.

2.             Compensation and Benefits.

a.               Base Salary.  Your starting annual base salary will be $300,000, payable in accordance with the Company’s regular payroll practices and subject to increase from time to time by the Compensation Committee in its discretion.

b.              Bonus.  You will be eligible to earn an annual target bonus of 75% of your base salary with a maximum award opportunity equal to 150% of target.  Bonus payments are typically made in February based on the prior year’s performance and subject to the discretion and approval of the Compensation Committee.

c.               Long Term Incentive.  Annual grant of restricted shares and stock options representing a target value of 100% of salary.

3.             Employee Benefit Plans.  You will be entitled to participate in all employee benefit plans, from time to time in effect, generally available for executives of Carlisle Companies (“Carlisle”), subject to plan terms and applicable Carlisle policies.  Currently, Carlisle offers senior executives group health and dental plans, group term life insurance, long-term disability insurance, and a 401(k) plan.  In addition, you will be entitled to participate in Carlisle’s supplemental pension plan which provides participating executives a cash balance pension benefit.

4.             Change of Control.  You will be entitled to participate in Carlisle’s executive severance program providing for benefits in the event of the “change of control” defined generally as an acquisition of 20% or more of the outstanding voting shares of Carlisle or change in the majority of Carlisle’s Board of Directors.  In the event of a termination of your employment within three years of a “change in control”, you would be entitled to three years compensation, including bonus, retirement benefits equal to the benefits you would have received had you completed three additional years of employment, continuation of all life, accident, health, savings and other fringe benefits, all in accordance with and subject to the terms of the executive severance program.

5.             Expatriate Program.  Your family will continue to reside in China until the summer of 2009 and Carlisle will provide you and your family expatriate benefits the same as those currently provided to you.  Following is a summary of your existing benefits:

•                  Housing/utilities

•                  Car and Driver

•                  Tuition and fees for your two sons

•                  Two trips home annually

•                  Annual tax preparation and filing

•                  Tax equalization

•                  Emergency evacuation insurance

•                  Repatriation package

•                  Medical insurance (US and local)

•                  Mail forwarding weekly

•                  Participation in Carlisle 401K, cash balance retirement, etc

•                  Goods and services differential

•                  Hardship allowance (10%)

•                  US home security allowance (lawn care, snow removal, etc) ($500/mo)

•                  Local club membership

•                  Carlisle pays all Chinese taxes

6.             Relocation.  You will be entitled to the normal Carlisle relocation program to assist you and your family’s move from China to Indiana, which will take place no later than the summer of 2009.

7.     Vacation.  You will be entitled to 4 weeks of vacation per year.

Chris, if you have any questions please give me a call.

Sincerely,

/s/ David A. Roberts

David A. Roberts
Chairman, President and Chief Executive Officer

AGREED AND ACCEPTED:

/s/ D. Christian Koch
D. Christian Koch

Date:	1/31/09

cc:           Steven J. Ford, Vice President and Chief Financial Officer

Carlisle Companies Incorporated
13925 Ballantyne Corporate Place, Suite 400
Charlotte, NC 28277
Phone:	704-501-1100
Fax:	704-501-1190

David A. Roberts

Chairman, President and Chief Executive Officer

CONFIDENTIAL

January 11, 2008

Mr. D. Christian Koch

700 Biyun Road

Green Villas D-17

Pudon, Shanghai PRC 201206

Dear Chris:

I am pleased to offer you employment as Vice President, Asia-Pacific of Carlisle Companies Incorporated (the “Company”).  This letter sets forth the terms and conditions of your employment.

1.             Employment and Position.  Your employment will commence February 2008, (the “Employment Date”).  You will be employed on a full-time basis as Vice President, Asia-Pacific reporting to me.  You will be responsible for all sales and marketing, including any shared customer service activities, for all of the Company’s operations in the Asia-Pacific region, and such other duties as I may reasonably determine.  In this position, you will physically reside in Asia for the first 18 to 24 months of your employment.  Upon completion of the 18 to 24 month period, it will be my intent to transfer you and your family back to the United States of America.  That move will depend upon my decision that the job can be performed adequately from the US, or a person that has been developed to replace you in Asia and either you will have that person reporting to you or you could be assigned to another position in the USA which could best utilize your skills.

2.     Compensation and Benefits.

a.          Base Salary.  Your starting annual base salary will be $300,000, payable in accordance with the Company’s regular payroll practices and subject to increase from time to time by the Compensation Committee in its discretion.

b.          Bonus.  You will be eligible to earn an annual target bonus of 100% of your base salary with a maximum award opportunity equal to 150% of target.  Bonus payments are typically made in February based on the prior year’s performance and subject to the discretion and approval of the Compensation Committee.

For 2008, we will guarantee a minimum bonus payment of 33% of your 2008  salary, which is equal to $100,000, payable in February, 2009 to offset any loss you may have from no longer participating in your current employers incentive bonus program.

c.          Long Term Incentive.  Annual grant of restricted shares and stock options representing a target value of 100% of salary.

d.              Restricted Share Grant.  As of the Employment Date, you will receive a grant of 20,000 “restricted” shares of Company common stock under the Company’s Amended and Restated Executive Incentive Program (the “Program”).  The restriction on these shares will lapse and will be distributed to you as follows: (i) 4,000 shares on the one-year anniversary of the Employment Date, (ii) 4,000 shares on the second anniversary of the Employment Date, (iii) 4,000 shares on the third anniversary of the Employment Date, (iv) 4,000 on the fourth anniversary of the Employment Date, and (v) the remaining 4,000 on the fifth anniversary of the Employment Date; provided you continue to be employed by the Company on such distribution dates.  The restriction will also lapse if, prior to the third anniversary of the Employment Date, your employment is terminated for other than Cause.  During the period of restriction, you will receive all dividends paid with respect to these shares.

e.               Options.  As of the Employment Date, you will receive a ten-year non-qualified option to purchase 30,000 shares of the Company’s common stock at the closing price of the stock on the Employment Date.  The options will vest as follows: (i) 10,000 option shares on the Employment Date, (ii) 10,000 option shares on the one-year anniversary of the Employment Date, and (iii) the remaining 10,000 option shares on the second anniversary of the Employment Date.  The options will also vest if, prior to the second anniversary of the Employment Date, your employment is terminated for other than Cause.  The option grant is also subject to the term and conditions of the Program.

The restricted share grant described in Section 2(d) and the stock option grant described in this Section 2(e) require the approval of the Company’s Compensation Committee.  I am in the process of arranging for the necessary approval and will advise you upon receipt.

f.                 Cause.  As used in this letter, the term “Cause” means: (i) your falsification of the accounts of the Company, embezzlement or other misappropriation of funds of the Company or other material dishonesty with respect to the Company, (ii) your neglect or refusal to perform your responsibilities as contemplated by this letter; provided such neglect or refusal have continued for a period of 30 days following notice thereof, or (iii) your gross or willful misconduct with respect to the Company.

3.          Employee Benefit Plans.  You will be entitled to participate in all employee benefit plans, from time to time in effect, generally available for Company executives, subject to plan terms and applicable Company policies.   Currently, the Company offers senior executives group health and dental plans, group term life insurance, long-term disability insurance, and a 401(k) plan.  In addition, you will be entitled to participate in the Company’s supplemental pension plan which provides participating executives a cash balance pension benefit.

4.          Change of Control.  You will be entitled to participate in the Company’s executive severance program providing for benefits in the event of the “change of control” defined generally as an acquisition of 20% or more of the outstanding voting shares of the Company or change in the majority of the Company’s Board of Directors.

In the event of a termination of your employment within three years of a “change in control”, you would be entitled to three years compensation, including bonus, retirement benefits equal to the benefits you would have received had you completed three additional years of employment, continuation of all life, accident, health, savings and other fringe benefits, all in accordance with and subject to the terms of the executive severance program.

5.          Expatriate Program.  You will continue to reside in China and the Company will provide you and your family expatriate benefits substantially the same as those provided by your current employer.  Following is a summary of the benefits that you have at your current employer:

•                  Housing/utilities

•                  Car and Driver

•                  Tuition and fees for your two sons

•                  Two trips home annually

•                  Annual tax preparation and filing

•                  Tax equalization

•                  Emergency evacuation insurance

•                  Repatriation package

•                  Medical insurance (US and local)

•                  Mail forwarding weekly

•                  Participation in company 401K, cash balance retirement, etc

•                  Goods and services differential

•                  Hardship allowance (10%)

•                  US home security allowance (lawn care, snow removal, etc) ($500/mo)

•                  Local club membership

•                  Company pays all Chinese taxes

6.          Vacation.  You will be entitled to 4 weeks of vacation per year.

Chris, if you have any questions, please give me a call.

Sincerely,

/s/ David A. Roberts

David A. Roberts
Chairman, President and Chief Executive Officer

AGREED AND ACCEPTED:

/s/ D. Christian Koch

D. Christian Koch

Date:	1/19/08

cc:           Carol P. Lowe, Vice President and Chief Financial Officer

Steven J. Ford, Vice President, Secretary and General Counsel